UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 7, 2007

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119
(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 7, 2007, Mr. George S. Dotson, former Vice President of the Registrant and President and Chief Operating Officer of Helmerich & Payne International Drilling Co., retired from the Registrant’s Board of Directors.  Mr. Dotson served as a Director of the Registrant from 1990 to the expiration of his present term as a Director of the First Class.

On March 7, 2007, the Registrant and Mr. Dotson extended the Advisory Services Agreement (the “Agreement”) between the two parties dated February 17, 2006.  Under the Agreement as amended, Mr. Dotson will provide advisory services to the Registrant for a period of one year beginning March 1, 2007. No other terms of the Advisory Services Agreement were changed by the amendment thereto.

ITEM 8.01 — Other Events.

On March 7, 2007, the Registrant issued a press release announcing additional rig construction and operation commitments, the closing of the sale of two platform rigs, the retirement of a Director and the addition of a new Director.  A copy of the press release is attached as Exhibit 99 to this Report on Form 8-K.

ITEM 9.01 — Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	First Amendment to Advisory Services Agreement dated March 7, 2007 between Helmerich & Payne, Inc. and George S. Dotson

99	Helmerich & Payne, Inc. press release dated March 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Vice President

DATE: March 7, 2007